Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT FOR AND AMENDMENT TO ASSET
FUNDING/OPERATION AND SHAREHOLDERS AGREEMENT

This Assignment and Assumption Agreement made and entered into this 19th day of May, 2011 by and among USCorp, a Nevada corporation (“USCorp”), USMetals, a Nevada corporation (“USMetals”), Arizona Gold Corp., a British Columbia corporation (“AGC”), Arizona Gold Founders LLC, a California limited liability company (“AGF”), William and Denise DuBarry Hay (collectively “Hay”) and AGC Corp., an Arizona corporation (“AGCAZ”).

WITNESSETH

WHEREAS, USCorp, USMetals, AGC, AGF, and Hay are parties to that certain Asset Funding/Operation and Shareholders Agreement dated March 22, 2011 and First Amendment thereto (“collectively the “Agreement”), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein; and

WHEREAS, it has been determined that AGC cannot hold title to the 172 mining claims known as the Twin Peaks Claims owned by USMetals (“Mining Claims”) and previously transferred to AGC; and

WHEREAS AGC has acquired certain other mining claims which were the subject of Location Notices filed with the BLM, copies of which are attached hereto as Exhibit B and by this reference incorporated herein (“Additional Mining Claims”); and,

WHEREAS, as a result of the inability of AGC to hold title to the Mining Claims or the Additional Mining Claims, certain amendments to the Agreement are necessary; and

 WHEREAS, AGCAZ has been formed to hold title to the Mining Claims and the Additional Mining Claims and the Transferred Assets, and, as a result, is assuming all of the rights and obligations under the Agreement, as more particularly set forth hereinafter; and

WHEREAS, AGF originally identified and agreed to transfer the Additional Mining Claims to AGC in exchange for its interest in AGC, which Additional Mining Claims have been located in the name of AGC.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.
The parties hereto agree to form AGCAZ for the purpose of holding title to the Mining Claims and the Additional Mining Claims and to be subject to all of the rights and obligations of AGC contained in the Agreement.

2.	AGCAZ agrees to issue 10,000 shares of its common stock to AGC who will thereupon become the sole shareholder of AGCAZ.

3.
The parties hereto agree that no additional stock of AGCAZ will be issued to AGC or any other person, party or entity without the joint written consent of USMetals and AGC, it being the intent of the parties that AGCAZ is, and will continue to be, a one hundred percent wholly owned subsidiary of AGC at all times.

4.
The parties further agree that the Board of Directors and Officers of AGCAZ will, at all times be identical with the Board of Directors and Officers of AGC.  AGC agrees that it will cast all of its votes for the Board of Directors of AGCAZ for those Directors who are also Directors of AGC so that upon completion of the voting the Board of Directors of AGCAZ and AGC will be identical.  In addition, the Board of Directors of AGCAZ shall elect the officers of AGCAZ who are the same officers of AGC.

5.
Contemporaneously with the execution of this Agreement, (i) AGC shall transfer back to USMetals, the 172 Mining Claims which were deeded to AGC at the execution of the Agreement, (ii) USMetals will contemporaneously therewith execute and cause to be recorded in Yavapai County, Arizona and filed with the Bureau of Land Management, a Quit Claim Deed from USMetals to AGCAZ for the Mining Claims, (iii) AGC will transfer back to USMetals by Quit Claim Deed the water rights transferred to AGC at the execution of the Agreement, (iv) contemporaneously with the transfer back to USMetals of said water rights, USMetals will execute a Quit Claim Deed transferring the water rights to AGCAZ and will cause the same to be recorded with the Yavapai County, Arizona Recorder’s Office, and (v) AGCAZ shall file new Location Notices with the Yavapai County, Arizona Recorder’s office and with the BLM for the Additional Mining Claims.  It is the intent of the parties that upon completion of these contemporaneous transfers, title to the Mining Claims, the Additional Mining Claims and the water rights will be owned by and  in the name of AGCAZ.

6.	AGC and/or USMetals and USCorp will further execute a General Assignment and Assumption and Bill of Sale to AGCAZ in identical form as that set forth on Exhibits C and D to the Agreement.

7.	The following provisions shall constitute Amendments to the Agreement. The subparagraphs set forth hereinafter shall refer to the Paragraphs of the Agreement:

A.
Paragraph 2 - Closing Date shall refer to the date set forth in the Agreement as to those matters set forth therein, and the date hereof as to the matters set forth herein so that the overall effective date of this transaction shall be the date of this Agreement;

B.
Paragraph 3.1 - Transfer of Twin Peaks Project Assets and Operation of AGC Post Closing shall be modified to provide that on the Effective Date USMetals shall sell, convey, transfer, assign and deliver to AGCAZ and AGCAZ shall acquire from USMetals all of the “Transferred Assets” as set forth in Paragraph 3 on the same terms and conditions as set forth therein.  Any references therein to AGF shall be deleted, and the Additional Mining Claims shall be located directly in the name of AGCAZ;

C.	Paragraph 3.2 - All references therein to AGC shall refer to AGCAZ, and all references to AGF therein shall be deleted;

D.	Paragraph 3.3 shall be modified to delete any references to AGF, and all references to AGC shall be to AGCAZ;

E.
Paragraph 3.4 shall be modified so that all references to AGC shall be to AGCAZ with respect to the transfer of assets.  With respect to all other matters in Paragraph 3.4, all references to AGC shall include both AGC and AGCAZ;

F.	Paragraph 4 - All references to AGC shall include both AGC and AGCAZ.

G.	Paragraph 5.3.4 all references to AGC shall include both AGC and AGCAZ;

H.	Paragraph 6.3 shall be amended to provide that all references to AGC shall refer to AGCAZ;

I.	Paragraph 6.5 shall be amended to provide that all references to AGC shall now refer to AGCAZ;

J.	Paragraph 6.11 shall include, in addition to USMetals and USCorp, AGCAZ;

K.	Paragraph 7.2 shall be modified to delete the reference to AGC having the right to own the Transferred Assets;

L.	Paragraph 8 shall be modified so that all references in Paragraphs (i) and (ii) shall refer to AGCAZ rather than AGC;

M.	Paragraph 9 shall be modified to provide all references to AGC shall be to AGCAZ;

N.	Paragraph 11.11 shall include the mailing address for AGCAZ to be care of William Hay [address removed];

8.	Except as herein expressly amended, all of the terms and conditions of the Agreement shall remain in full force and effect.

USCorp, a Nevada corporation

By:        \s\ Robert Dultz
       Robert Dultz, President

USMetals, a Nevada corporation

By:        \s\ Robert Dultz
       Robert Dultz, President

Arizona Gold Corp., a British Columbia corporation

By:        \s\ William Hay
       William Hay, President

Arizona Gold Founders, LLC, a California limited liability company

By:        \s\ William Hay
       William Hay, Its Manager

Hay:

        \s\ William Hay
        William Hay

       \s\ Denise DuBarry Hay
        Denise DuBarry Hay

AGC Corp., an Arizona corporation

By:         \s\ William Hay
        William Hay, President